UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 17, 2014

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160
(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2014, OOO TOT Money (“TOT Money”), which is an indirect subsidiary of Net Element, Inc. (the “Company”), entered into the Supplement Agreement No. 15 between JSC Alpha-Bank and TOT Money (“Amendment No. 15”), which renews and amends the General Agreement No. TR-0672 on General Conditions of Financing against Assignment of Receivables (Factoring) within Russian Federation, dated September 19, 2012, between JSC Alpha-Bank and TOT Money (as amended and supplemented prior to the date hereof by supplement agreements, the “Factoring Credit Facility”).

The Factoring Credit Facility expired on April 20, 2014 and was paid off in full. Pursuant to Amendment No. 15, the Factoring Credit Facility was renewed and will expire on June 30, 2016. Pursuant to Amendment No. 15, Alfa-Bank's compensation fees (commissions) for providing financing to TOT Money was amended to be computed as a financing rate that ranges from 13.22% to 14.50% of the amounts borrowed, depending upon the number of days in the period from the date financing is provided until the date the applicable account receivable is paid. Further, pursuant to Amendment No. 15, the maximum amount of financing on account of the monetary claim assigned by TOT Money to debtor was increased from 80% to 100% of the assigned amount of monetary claim against which the financing is effected.

Also, on September 17, 2014, TOT Money entered into the Supplement Agreement No. 14 between JSC Alpha-Bank and TOT Money (“Amendment No. 14”), which renews and amends the Factoring Credit Facility. Pursuant to Amendment No. 14, the maximum aggregate limit of financing (secured by TOT Money’s accounts receivable) to be provided by Alfa-Bank to TOT Money under the Factoring Credit Facility was increased to 415 million Russian rubles (approximately US$ 10,814,614 based on the currency exchange rate on September 17, 2014). In addition, pursuant to Amendment No. 14, Alfa-Bank's compensation fees (commissions) for providing financing to TOT Money was amended to be computed as a financing rate that ranges from 13.22% to 14.50% of the amounts borrowed, depending upon the number of days in the period from the date financing is provided until the date the applicable account receivable is paid.

The above description of Amendment No. 14 and Amendment No. 15 is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein. Copies of Amendment No. 14 and Amendment No. 15 are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The disclosures contained under Item 1.01 are incorporated herein by this reference.

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Item 7.01	Regulation FD Disclosure.

On September 23, 2014, the Company issued a press release announcing the renewal of the Factoring Credit Facility and the increase of the maximum financing amount under the Factoring Credit Facility attached hereto as Exhibit 99.1. The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability under that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of information under this Item 7.01 is not intended to constitute a determination by the Company that the information contained herein (including Exhibit 99.1 hereto) is material or that the dissemination of such information is required by Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Supplement Agreement No. 14, dated May 21, 2014 (but executed by OOO TOT Money on September 17, 2014), to the General Agreement No. TR-0672 on General Conditions of Financing against Assignment of Receivables (Factoring) within Russia, dated September 19, 2012, between JSC Alpha-Bank and OOO TOT Money.

10.2	Supplement Agreement No. 15, dated September 17, 2014, to the General Agreement No. TR-0672 on General Conditions of Financing against Assignment of Receivables (Factoring) within Russia, dated September 19, 2012, between JSC Alpha-Bank and OOO TOT Money.

99.1	Press Release dated September 23, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2014

NET ELEMENT, INC.

By:  /s/ Jonathan New

Name: Jonathan New

Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Supplement Agreement No. 14, dated May 21, 2014 (but executed by OOO TOT Money on September 17, 2014), to the General Agreement No. TR-0672 on General Conditions of Financing against Assignment of Receivables (Factoring) within Russia, dated September 19, 2012, between JSC Alpha-Bank and OOO TOT Money.

10.2	Supplement Agreement No. 15, dated September 17, 2014, to the General Agreement No. TR-0672 on General Conditions of Financing against Assignment of Receivables (Factoring) within Russia, dated September 19, 2012, between JSC Alpha-Bank and OOO TOT Money.

99.1	Press Release dated September 23, 2014

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